UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2015

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission File Number)	(IRS Employer Identification No.)

1221 E. Houston St., Broken Arrow, Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 6, 2015, Mr. Joseph E. Hart, 64, was appointed as a member of the Board of Directors of ADDvantage Technologies Group, Inc. (the “Company”).  Mr. Hart was appointed to serve on the Audit, Compensation and Governance and Nominating Committees of the Company’s Board of Directors.  Mr. Hart has over 30 years of experience in the telecommunications industry and will provide valuable insight of this industry to the Board and the Company as the Company continues to evolve its strategic vision and grow.

On July 1, 2015, the Company received notification from Nasdaq that it was no longer in compliance with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605. This rule requires that the Company’s Board of Directors be composed of a majority of independent directors.  The Company’s Board of Directors had been composed of three independent directors and two non-independent directors but the resignation of independent director Paul Largess on June 30, 2015 resulted in an equal number of independent and non-independent directors at the Company.  In addition, this rule also requires the Company to have at least three independent directors on the audit committee.  On August 7, 2015, the Company received notification from Nasdaq that Mr. Hart’s appointment to the Board of Directors and Audit Committee restored the Company to compliance with Listing Rule 5605.  The matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
(Registrant)

Date: August 11, 2015

/s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer